ASSIGNMENT AND ASSUMPTION OF ASSIGNED CONTRACTS AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF ASSIGNED CONTRACTS AGREEMENT (this “Agreement”) by and between RxElite Holdings, Inc., a Delaware corporation (the “Acquired Company”), and RxElite, Inc., a Delaware corporation (“Seller”) is effective immediately prior to the closing of the transactions contemplated by the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, as part of the Reorganization contemplated by that certain Stock Purchase Agreement, dated as of January 27, 2009 (the “Purchase Agreement”), by and between Piramal Healthcare, Inc., a Delaware corporation (“Purchaser”), and Seller, whereby Purchaser will acquire from Seller all of the issued and outstanding stock of the Acquired Company, Seller agrees to sell, assign, transfer, convey and deliver certain of Seller’s contracts to the Acquired Company prior to the closing of the transactions contemplated under the Purchase Agreement; and

WHEREAS, Seller is a party to each of the Assigned Contracts and Seller desires to assign all its right, title and interest in the Assigned Contracts to the Acquired Company pursuant to the terms of the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

2.           Assignment. Seller hereby assigns, transfers and conveys to the Acquired Company all of Seller’s right, title and interest in and to the Assigned Contracts.

3.           Acquired Company Undertaking. The Acquired Company assumes and agrees to pay, perform and/or discharge in accordance with their terms the liabilities and obligations of Seller arising hereafter under the Assigned Contracts (except for liabilities or obligations arising out of any breach of any such Assigned Contract prior to the date hereof).

4.           Amendment and Modification; Waiver. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written instrument authorized and executed by Seller and the Acquired Company at any time with respect to any of the terms contained herein. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by either party hereto of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

5.           GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF THE CONFLICTS OF LAWS THEREOF.

6.           Inconsistencies with Purchase Agreement. Notwithstanding anything to the contrary contained herein, the terms of this Agreement are subject to the terms, provisions, conditions and limitations set forth in the Purchase Agreement, and this Agreement is not intended to alter the obligations of the parties to the Purchase Agreement. In the event of any inconsistencies between the terms of this Agreement and the terms of the Purchase Agreement, the parties hereto agree that the terms of the Purchase Agreement shall control.

7.           Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

8.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute only one instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names as of the date first above written.

SELLER:

RxElite, Inc.

By:	/s/ Earl Sullivan
Name: Earl Sullivan
Title: CEO

ACQUIRED COMPANY:

RxElite Holdings, Inc.

By:	/s/ Earl Sullivan
Name: Earl Sullivan
Title: CEO